TWENTY-SECOND AMENDMENT
TO AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 11th day of May 2015, amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, and amended as of June 8, 2006, June 27, 2007, September 24, 2007, January 31, 2008,
October 1, 2008, March 2, 2009, May 29, 2009, September 29,
2009, January 1, 2010, June 30, 2010, September 14, 2010,
January 1, 2011, March 15, 2011, February 6, 2012, August 28, 2012, December 18, 2012, June 10, 2013, December 18, 2013,
November 13, 2014, January 6, 2015, and March 19, 2015 (the "Agreement"), by and between Virtus Opportunities Trust, a Delaware statutory trust (the "Trust"), and Virtus Investment Advisers, Inc., a Massachusetts corporation (the "Adviser"), as follows:


1.	The following names of the series party to this Agreement
have been changed as follows: Virtus Allocator Premium AlphaSector(r) is now Virtus Multi-Asset Trend Fund; Virtus AlphaSector(r) Rotation Fund is now Virtus Sector Trend Fund; Virtus Dynamic AlphaSector(r) Fund is now Virtus Dynamic Trend Fund; Virtus Global Premium AlphaSector(r) Fund is now Virtus Global Equity Trend Fund; and Virtus Premium AlphaSector(r)
Fund is now Virtus Equity Trend Fund (collectively, the
"Funds").

2.	Schedule A is hereby deleted and Schedule A attached hereto
is substituted in its place.

3.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended.

4.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]


      IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.



VIRTUS OPPORTUNITIES TRUST


By:  	/s/ W. Patrick Bradley

Name:	W. Patrick Bradley
Title:    Senior Vice President,
Chief Financial Officer &
Treasurer



VIRTUS INVESTMENT ADVISERS, INC.


By:  	/s/ Francis G. Waltman

Name:	Francis G. Waltman
Title:    Executive Vice President



SCHEDULE A


Series                                   Investment Advisory Fee

Virtus Alternatives Diversifier Fund          0.00%
Virtus Essential Resources Fund               1.10%



IN FOLLOWING ORDER:
1st $1 Billion
$1+ Billion through $2 Billion
$2+ Billion



Virtus CA Tax-Exempt Bond Fund
0.45%
0.40%
0.35%
Virtus Global Commodities Stock Fund
1.00%
0.95%
0.90%
Virtus Global Dividend Fund
0.65%
0.60%
0.55%
Virtus Global Opportunities Fund
0.85%
0.80%
0.75%
Virtus Global Real Estate Securities Fund
0.85%
0.80%
0.75%
Virtus High Yield Fund
0.65%
0.60%
0.55%
Virtus International Real Estate Securities Fund
1.00%
0.95%
0.90%
Virtus Multi-Sector Intermediate Bond Fund
0.55%
0.50%
0.45%
Virtus Real Estate Securities Fund
0.75%
0.70%
0.65%
Virtus Senior Floating Rate Fund
0.60%
0.55%
0.50%




ON FOLLOWING ORDER
1st $2 Billion
$2+ Billion through $4 Billion
$4+ Billion




Virtus Multi-Asset Trend Fund
1.00%
0.95%
0.90%
Virtus Disciplined Select Country Fund
1.10%
1.05%
1.00%
Virtus Disciplined Select Bond Fund
0.80%
0.75%
0.70%
Virtus Disciplined Equity Style Fund
1.00%
0.95%
0.90%
Virtus Foreign Opportunities Fund
0.85%
0.80%
0.75%
Virtus Global Equity Trend Fund
1.00%
0.95%
0.90%
Virtus International Equity Fund
0.85%
0.80%
0.75%
Virtus Low Volatility Equity Fund
0.95%
0.90%
0.85%




IN FOLLOWING ORDER
1st $1 Billion
$1+ Billion



Virtus Sector Trend Fund
0.45%
0.40%
Virtus Bond Fund
0.45%
0.40%
Virtus Dynamic Trend Fund
1.50%
1.40%
Virtus Emerging Markets Debt Fund
0.75%
0.70%
Virtus Emerging Markets Small-Cap Fund
1.20%
1.15%
Virtus Emerging Markets Equity Income Fund
1.05%
1.00%
Virtus Greater European Opportunities Fund
0.85%
0.80%
Virtus Herzfeld Fund
1.00%
0.95%
Virtus International Small-Cap Fund
1.00%
0.95%
Virtus International Wealth Masters Fund
0.90%
0.85%
Virtus Wealth Masters Fund
0.85%
0.80%



IN FOLLOWING ORDER
1st $10 Billion
$10+ Billion


Virtus Equity Trend Fund
1.00%
0.95%




IN FOLLOWING ORDER
1st $1 Billion
$1+ Billion through $2 Billion
$2+ Billion through $10 billion
$10+ Billion


Virtus Multi-Sector Short Term Bond Fund
0.55%
0.50%
0.45%
0.425%





Solely with respect to Virtus Dynamic Trend Fund, the amount payable shall be based upon the average daily managed assets of such Series. "Managed Assets" means the total assets of the Series, including any assets attributable to borrowings, minus the Series' accrued liabilities other than such borrowings. The fee rates listed above for such Series (the "base fee rate") shall also be subject to a performance adjustment, as follows (the "fulcrum fee"):

The base fee rate will be adjusted by adding or subtracting
0.10% (10 basis points) for each 1.00% of absolute performance by which the Series' performance exceeds or lags that of the S&P 500(r) Index (the "Index"). The maximum performance adjustment is plus or minus 1.00% (100 basis points), which would occur if the Series performed 10 percentage points better or worse than the Index.
Performance is measured for purposes of the performance adjustment over the most recent 36-month period (i.e., a rolling 36-month period), consisting of the current month for which performance is available plus the previous 35 months. This comparison will be made at the end of each month. Until twelve months have elapsed from the effectiveness of the amendment to the Investment Advisory Agreement in which the Adviser agreed to this performance adjustment for the Series, no performance adjustment will apply. Beginning with the thirteenth calendar month immediately following such effective date, the performance adjustment will be calculated based upon the cumulative performance period since such date; after 36 months have elapsed since such date, the Series will begin calculating the performance adjustment based upon the most recent 36-month period on a rolling basis.